Exhibit 4.6
U.S. CONCRETE, INC.
2008 INCENTIVE PLAN
     1. Establishment of the Plan. U.S. Concrete, Inc., a Delaware corporation (the “Company”), hereby establishes this U.S. Concrete, Inc. 2008 Incentive Plan (the “Plan”), effective as of April 11, 2008, subject to stockholder approval of the Plan at the May 2008 annual meeting of stockholders.
     2. Definitions. The following terms used in the Plan have the following respective meanings:
     “Authorized Officer” means the CEO (or any other senior officer of the Company to whom the CEO delegates, by written notice to the Committee of that delegation, authority to execute any Award Agreement).
     “Award” means a Director Award or an Employee Award.
     “Award Agreement” means any written Director Award Agreement or Employee Award Agreement.
     “Board” means the Board of Directors of the Company.
     “Cash Award” means an award denominated in cash.
     “CEO” means the chief executive officer of the Company at that time.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the Compensation Committee of the Board (or any other committee of the Board which the Board designates by a written resolution to administer the Plan).
     “Common Stock” means the Common Stock, par value $.001 per share, of the Company.
     “Company” means U.S. Concrete, Inc., a Delaware corporation.
     “Director” means an individual serving as a member of the Board.
     “Director Award” means the grant under the Plan of any Nonqualified Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is a Nonemployee Director on such terms and subject to such conditions and limitations as the Committee may establish pursuant to the Plan.
     “Director Award Agreement” means a written agreement between the Company and a Participant who is a Nonemployee Director which sets forth the terms, conditions and limitations applicable to a Director Award granted to that Nonemployee Director.

     “Dividend Equivalents” means, with respect to shares of Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period applicable to those shares on a like number of shares of Common Stock.
     “Employee” means any employee of the Company or any of its Subsidiaries.
     “Employee Award” means the grant under the Plan of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Employee on such terms and subject to such conditions and limitations as the Committee may establish pursuant to the Plan.
     “Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee which sets forth the terms, conditions and limitations applicable to an Employee Award granted to that Employee.
     “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price on such date or, if such price is unavailable, the average of the closing bid and asked prices per share of Common Stock on such date (or in either event, if there was no trading in the Common Stock on such date, on the next preceding date on which such trading was reported) as provided by the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on such date; (ii) if shares of Common Stock are not so listed, the last sales price on such date or, if such price is unavailable, the average of the closing bid and asked prices per share of Common Stock on such date (or, if there was no trading in the Common Stock on such date, on the next preceding date on which such trading was reported) as reported by the National Quotation Bureau Incorporated; or (iii) if shares of Common Stock are not publicly traded on such date, the most recent value determined by an independent appraiser appointed by the Company for such purpose.
     “Incentive Option” means an Option intended to comply with Code Section 422.
     “Nonemployee Director” has the meaning specified in Paragraph 4(b).
     “Nonqualified Option” means an Option that is not an Incentive Option.
     “Option” means a right to purchase a specified number of shares of Common Stock at a specified price.
     “Participant” means a Nonemployee Director or Employee to whom an Award has been made under the Plan.
     “Performance Award” means an award to a Participant who is an Employee or Director, the earning of which is subject to the attainment of one or more Performance Goals.
     “Performance Goal” means a standard the Committee establishes to determine in whole or in part whether a Performance Award will be earned.

     “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.
     “Restricted Stock Unit” (“RSU”) means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.
     “Restriction Period” means a period of time beginning as of the effective date as of which an Award of Restricted Stock or RSUs is made and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or no longer subject to forfeiture provisions.
     “SAR” means a right to receive a payment, in cash or Common Stock (as determined by the Committee), equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case as set forth in the Award Agreement.
     “Stock Award” means an award in the form of Common Stock or units denominated in Common Stock.
     “Subsidiary” means: (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation which have the right to vote generally on matters submitted to a vote of the stockholders of that corporation; and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
     3. Objectives. The Company has designed the Plan to (i) attract and retain key Employees and qualified Nonemployee Directors, (ii) encourage the sense of proprietorship of those persons in the Company, and (iii) stimulate the active interest of those persons in the development and financial success of the Company by making Awards.
     4. Eligibility.
          (a) Employees. Employees assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company are eligible for Employee Awards. The Committee may grant an Employee Award to any individual who has agreed in writing to become an Employee within six months after the date of that agreement, provided that the effectiveness of that Award is subject to the condition that the individual actually becomes an Employee within that time period.
          (b) Directors. Directors who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”) are eligible for Director Awards.

     5. Common Stock Available for Awards. Subject to the provisions of Paragraph 14, there will be available for Awards granted wholly or partly in Common Stock (including Options or SARs that may be exercised for or settled in Common Stock) an aggregate of (i) 2,500,000 shares of Common Stock, and (ii) shares of Common Stock which are the subject of awards under the 1999 Incentive Plan or the 2001 Employee Incentive Plan of the Company that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued or are exchanged for consideration that does not involve Common Stock. No more than 2,500,000 shares of Common Stock will be used under the Plan for Awards of Incentive Options. Shares of Common Stock which are the subject of Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for consideration that does not involve Common Stock will again immediately become available for Awards. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or SARs exercised. The number of shares reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares upon the exercise of an Option as described in Paragraph 10 or (ii) any shares deducted from an Award payment in connection with the Company’s tax withholding obligations as described in Paragraph 11. Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the applicable securities exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares of Common Stock against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to the Plan.
     6. Administration.
          (a) The Committee will administer the Plan. Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer the Plan and to take all actions that the Plan specifically contemplates or that are necessary or appropriate in connection with the administration hereof. The Committee also will have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as the Committee may deem necessary or proper, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, eliminate or make less restrictive any restrictions any Award contains, waive any restriction or other provision of the Plan or any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the purposes of the Plan. Any decision of the Committee in the interpretation and administration of the Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned.
          (b) No Committee member or Company officer to whom the Committee delegates authority (pursuant to Paragraph 7) will be liable for any action that person takes or omits to take in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as any applicable statute expressly provides.
          (c) No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Award.
     7. Delegation of Authority. The Committee may delegate to the CEO and to other senior officers of the Company its duties under the Plan on such terms and subject to such conditions or limitations as the Committee may establish.
     8. Awards.
          (a) Employee Awards. The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards. An Employee Award Agreement will (i) evidence each Employee Award, (ii) contain such terms, conditions and limitations as the Committee determines in its sole discretion, and (iii) be signed by the Participant to whom that Employee Award is made and an Authorized Officer. Employee Awards may consist of those this Paragraph 8(a) lists and may be granted singly or in combination or in tandem with other Employee Awards. Employee Awards also may be made in combination or in tandem with, in replacement of or as alternatives to grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in Paragraph 14 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher exercise price nor may the exercise price of any Option or SAR be reduced. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards on the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to such conditions as the Committee may establish, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases or maintenance of levels in specified indices, attainment or maintenance of specified growth rates and other comparable measurements of performance. If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as the applicable Employee Award Agreement sets forth.
     The types of Employee Awards that may be made under the Plan are as follows:
     (i) Option. An Employee Award may be in the form of an Incentive Option or a Nonqualified Option. The Committee may designate an Option as an “incentive stock option” for purposes of Code Section 422, and any Stock Option that is not so designated shall be a Nonqualified Option. The price at which any share of Common Stock may be purchased on the exercise of any Option will be not less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option. No Option may be exercised after the expiration of 10 years from the date such Option is granted. No Option may include provisions that “reload” the Option upon exercise (i.e. automatically grant additional options upon the exercise of the original grant). Subject to the foregoing limitations, the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable.
     (ii) SAR. An Employee Award may be in the form of an SAR. The strike price for an SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of an SAR shall not exceed 10 years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SAR awarded pursuant to the Plan, including its term and the date or dates on which it becomes exercisable, shall be determined by the Committee.
     (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations of the Stock Award shall be determined by the Committee, subject to the following limitations. Any such Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant, provided that (i) the Committee may provide for earlier vesting (A) following a change of control or other specified event involving the Company or (B) upon termination of the applicable Employee’s employment by reason of death, disability or retirement, or, if provided in a written employment or severance agreement between the Company and such Employee (whether such agreement is in effect as of the effective date of this Plan or entered into thereafter), upon termination of such Employee’s employment by the Company without cause or termination of such Employee’s employment by such Employee for good reason or good cause, (ii) such three-year minimum Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (iii) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period.
     (iv) Cash Award. An Employee Award may be in the form of a Cash Award, the terms, conditions and limitations applicable to which the Committee will determine.

     (v) Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of the Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to the Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change in control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.
          (a) Nonqualified Performance Awards. Performance Awards granted to Employees or Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.
          (b) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Code Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company, or the Company as a whole, and may include, among other criteria, one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to qualified Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Participants whose compensation is, or is likely to be, subject to Code

Section 162(m), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards.
          (b) The following limitations will apply to each Employee Award:
     (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 150,000 shares of Common Stock;
     (ii) no Participant may be granted, during any one-year period, Stock Awards that are intended to be Qualified Performance Awards covering or relating to more than 150,000 shares of Common Stock (this limitation and the limitation clause in (x) above being the “Stock-based Awards Limitations”); and
     (iii) no Participant may be granted Employee Awards that are intended to be Qualified Performance Awards consisting of cash or that are in any other form the Plan permits (other than Employee Awards consisting of Options or SARs, or otherwise consisting of Common Stock or units denominated in Common Stock) in respect of any one-year period having a value determined on the date of grant in excess of $2,000,000.00.
          (c) Director Awards. The Committee may grant a Nonemployee Director one or more Awards and establish the terms thereof consistent with the foregoing provisions of this Paragraph 8 for granting awards to Employees and subject to the applicable terms, conditions and limitations set forth in the Plan and the applicable Award Agreement.
     9. Payment of Awards.
     (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee may determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of the applicable Restriction Period. If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. If shares of Restricted Stock are to be issued at the end of the applicable Restricted Period, the right to receive those shares will be evidenced by book-entry registration or in such other manner as the Committee may determine.
     (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures the Committee establishes. Any deferred payment of an Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.
     (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of Common Stock or units denominated in Common Stock.
     10. Option Exercise. The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if the Participant so elects, the Participant may purchase those shares by such means as approved by the Committee which may include tendering shares of Common Stock or surrendering another Award, including shares of Restricted Stock, valued at their Fair Market Value per share on the date of exercise, or any combination thereof. The Committee will determine acceptable methods for Participants to tender Common Stock or other Awards to exercise an Option. The Committee may provide for procedures to permit the exercise or purchase of any Award by use of the proceeds to be received from the sale of Common Stock issuable pursuant to such an Award. Unless the applicable Award Agreement otherwise provides, if shares of Restricted Stock are tendered as consideration for the exercise of an Option, the number of the shares issued on the exercise of the Option which equals the number of shares of Restricted Stock used as consideration therefor will be subject to the same restrictions as the Restricted Stock so submitted as well as to any additional restrictions the Committee may impose.
     11. Taxes. The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made.
     12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose applicable law permits, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the written consent of that Participant and (b) no amendment or alteration that would constitute a material revision to the Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the NASDAQ Stock Market or such other securities exchange on which the Common Stock is listed will be made without stockholder approval. The Plan shall terminate on April 10, 2018 unless sooner terminated by the Board pursuant to the preceding sentence. Termination of the Plan shall not affect any of the rights of any Participant under any Award outstanding on the termination date of the Plan, and such rights shall continue to be subject to the terms of the applicable Award Agreement and the Plan, notwithstanding the termination of the Plan. Subject to Section 14 below, no amendment, alteration or modification to an Option or SAR that has the effect of a repricing thereof or the cancellation and regrant of same which has the effect of reducing the exercise or strike price is allowable. Further, the Committee may not establish or maintain any program under which outstanding Options or SARs are surrendered or canceled in exchange for Options or SARs with a lower exercise price or greater economic value. After it is granted, no Option or SAR may be amended to decrease the purchase price, no Option or SAR may be granted in substitution for an outstanding Option or SAR with a purchase price lower than the purchase price of an outstanding Option or SAR, and no Option or SAR may be otherwise repriced at a lower purchase price directly or indirectly.
     13. Assignability. Unless the Committee otherwise determines and provides in the applicable Award Agreement, no Award or any other benefit under the Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in any Award Agreement other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Paragraph 13 will be null and void.
     14. Adjustments.
          (a) The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock-based Award Limitations described in Paragraph 8(b) hereof, and (v) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock-based Award Limitations described in Paragraph 8(b) hereof, to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.
          (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARS shall be the excess of the Fair Market Value of Common Stock on such date over the grant price of such Award (for the avoidance of doubt, if the exercise price is less than Fair Market Value, the Option or SAR may be canceled for no consideration).
     15. Restrictions. No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws, including the Securities Act of 1933, as amended. Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.
     16. Unfunded Plan. Insofar as the Plan provides for Awards of cash, Common Stock or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, it will use any such accounts merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will the Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under the Plan will be based solely on any contractual obligations that the Plan and any Award Agreement create, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that the Plan creates.
     17. Code Section 409A. Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.
     18. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.